SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[  ]

Preliminary Information Statement

             [  ] Confidential, for use of the Commission only

[x]

Definitive Information Statement

                                ItLinkz Group, Inc.                             .

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]

No fee required.

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1)

Title of each class of securities to which transaction applies:

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  2)

Aggregate number of securities to which transaction applies:

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  3)

Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11.  (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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  4)

Proposed maximum aggregate value of transaction:

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  5)

Total fee paid:

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[  ]

Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)

Amount Previously Paid:

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  2)

Form, Schedule or Registration Statement No.:

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  3)

Filing Party:

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  4)

Date Filed:

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ITLINKZ GROUP, INC.

c/o American Union Securities, Inc.

100 Wall Street – 15th Floor

 New York, NY 10005

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting power of ItLinkz Group, Inc. have given their written consent to a resolution adopted by the Board of Directors of ItLinkz Group to amend the Certificate of Incorporation so as to   (1) change the name of the company to “China YCT International Group, Inc.” and (2) effect a reverse split of the company’s common stock in a ratio of one-for-twenty-eight.  We anticipate that this Information Statement will be mailed on November 1, 2007 to shareholders of record.  On or after November 21, 2007, the amendment of the Certificate of Incorporation will be filed with the Delaware Secretary of State and it will become effective.

Delaware General Corporation Law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, ItLinkz Group will not hold a meeting of its shareholders to consider or vote upon the amendment of ItLinkz Group’s Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY.

YOU ARE REQUESTED NOT TO SEND US A PROXY.

November 1, 2007

Yan Tinghe

Chief Executive Officer

VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote were determined as of the close of business on October 15, 2007.  At that date, there were issued and outstanding 12,724,438 shares of Itlinkz Group common stock, each of which entitles the holder thereof to one vote, and 1,000 shares of Series B Convertible Preferred Stock.  The Series B Convertible Preferred Stock can be converted into 809,866,230 common shares, and the holders of the Series B Stock have voting power equivalent to the common shares into which the Series B shares are convertible.  Therefore, the total outstanding voting stock on October 15, 2007 was 822,590,668 shares.

The following table sets forth the number of shares of voting stock owned by each person who, as of the record date, owned beneficially more than 5% of any class of ItLinkz Group’s voting stock, as well as the ownership of such shares by each member of ItLinkz Group’s Board of Directors and the shares beneficially owned by its officers and directors as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Percentage of Voting Power
Yan Tinghe(1)	270,303,294(3)	32.9%
Zhang Jirui	39,977,906(3)	4.9%
Jeremy Feakins	5,540,000(4)	0.7%
Theodore Di Stefano	150,000(5)	0.1%
All officers and directors as a group (4 persons)	315,971,200	38.4%

Warner Technology & Investment Corp. 18 Kimberly Court East Hanover, NJ 07936	56,077,887(6)	6.8%

________________________________

(1)

Yan Tinghe’s address is c/o Shandong Spring Pharmaceutical Co., Ltd., Economic Development Zone, Gucheng Road, Sishui County, Shandong Province, P.R. China.

(2)

Except as otherwise noted, all shares are owned of record and beneficially.

(3)

Messrs. Yan and Zhang own shares of Series B Convertible Preferred Stock that are convertible into the common shares listed in the table.

(4)

Includes 607,277 shares owned of record by Growth Capital Resources, LLC, of which Mr. Feakins is a control person.

(5)

Includes 150,000 shares that Mr. Di Stefano may purchase upon exercise of an option at $.50 per share.

(6)

Includes 5,540,005 shares that Warner Technology may purchase from Jeremy Feakins and affiliates upon exercise of an option that becomes exercisable within the next 90 days.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO CHANGE THE NAME OF THE CORPORATION

The Board of Directors of ItLinkz Group has adopted a resolution to change the name of the corporation from ItLinkz Group to “China YCT International Group, Inc.”  The holders of shares representing a majority of the voting power of ItLinkz Group’s outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Delaware on or after November 21, 2007, and it will become effective on the date of such filing (the “Effective Date”).

Reasons for Approving the Name Change

The primary purpose of the name change is to better represent the corporation’s business.  The corporation recently acquired the outstanding capital stock of Landway Nano Bio-Tech Group, Inc., a Delaware corporation (“Landway Nano Bio-Tech”).  Landway Nano Bio-Tech is a holding company that owns all of the registered capital of Shandong Spring Pharmaceutical Co., Ltd., a corporation organized under the laws of The People’s Republic of China.  Shandong Spring Pharmaceutical is engaged in the business of developing, manufacturing and marketing gingko products in the People’s Republic of China.   Because of this new overall direction in the corporation’s business, the Board of Directors and majority shareholders have determined to change the corporation’s name.

Certificates for the corporation’s common stock that recite the name “ItLinkz Group, Inc.” will continue to represent shares in the corporation after the Effective Date.  If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name “China YCT International Group, Inc.” after the Effective Date, he may do so by surrendering his certificate to the corporation’s Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee.  ItLinkz Group’s Transfer Agent is:

Interwest Transfer Company, Inc.

1981 East 4800 South, Suite 100

Salt Lake City, UT 84117

Telephone: (801) 272-9294

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

The Board of Directors of ItLinkz Group has adopted a resolution to effect a reverse split of ItLinkz Group’s common stock in the ratio of 1:28 (the “Reverse Split”).  The number of authorized shares of common stock will not be affected by the amendment. No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of ItLinkz Group common stock in lieu of the fraction.

Reasons for Approving the Reverse Split

There are three primary reasons why the Board of Directors approved the Reverse Split.  The first reason is that our Certificate of Incorporation currently authorizes the Board of Directors to issue 100,000,000 shares of Common Stock, of which 12,724,438 shares have been issued and remain outstanding.  There are also issued and outstanding 1,000 shares of Series B Convertible Preferred Stock, which are convertible into 809,866,230 common shares.  Therefore, the total of number of common shares outstanding on a fully diluted basis is 822,590,668 shares, and there is not an adequate number of authorized but unissued shares of Common Stock available for conversion of the Series B Shares.

In addition, the Board of Directors wishes to have authorized but unissued stock available for various purposes, such as effecting acquisitions, business expansion, obtaining financing, and recruiting management personnel, all of which will be necessary if ItLinkz Group is to undertake new business operations.

At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional shares that will be available for issuance after the Reverse Split, other than the issuance of common stock upon conversion of the Series B Preferred Stock.

The third reason relates to the current low market price of our common stock.  ItLinkz Group will require financing to fund its business development. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve ItLinkz Group’s prospects for obtaining financing.  It is hoped that the Reverse Split will increase the per share market price of the common stock.  There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Recently, the market price for ItLinkz Group common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, ItLinkz Group is not likely to obtain any additional financing. Accordingly, the Board believes that the proposed Reverse Split is essential to ItLinkz Group’s prospects for raising financing through the sale of its common stock or derivative securities.

General Effect of the Reverse Split

The table below shows the effect of the Reverse Split on ItLinkz Group’s common shares outstanding at October 15, 2007, as well as the effect of the Reverse Split on the number of shares that will be outstanding if all of the outstanding preferred stock is converted.   The column labeled "After Reverse Split" does not reflect any adjustments that may result from the rounding up of fractional shares. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

Prior to

After

Reverse Split

Reverse Split

Shares of Common Stock:

      Authorized

100,000,000

100,000,000

      Issued and outstanding

12,724,438

       454,444

      Available for issuance

 87,275,562

  99,545,556

Issuable upon conversion of Series B Preferred

     809,866,230

  28,923,794

Outstanding if all Series B Preferred  is

     822,590,668

  29,378,238

        converted

Available for issuance after conversion of all

           0

  70,621,762

        Series B Preferred

The Reverse Split will increase the number of shares available for issuance by the Board of Directors to 70,621,762.  The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the ItLinkz Group shareholders.  Delaware law requires that the Board use its reasonable business judgment to assure that ItLinkz Group obtains “fair value” when it issues shares.  Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in ItLinkz Group.  The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of ItLinkz Group common stock.

The Reverse Split, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of ItLinkz Group.  In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make ItLinkz Group unattractive to the party seeking control of ItLinkz Group.  This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

How the Reverse Split Will Be Effected

The officers of ItLinkz Group will file an amendment to the Certificate of Incorporation with the Delaware Secretary of State effecting the Reverse Split, which will become effective at close of business on the effective date of the filing.  The amendment will provide that each twenty eight shares of common stock outstanding at the close of business on the effective date of the filing will be exchanged for one post-Reverse Split share of ItLinkz Group common stock (“New Common Stock”).  The New Common Stock will not be different from the common stock held by ItLinkz Group shareholders prior to the Reverse Split.  The holders of the New Common Stock will have the same relative rights following the effective date of the Reverse Split as they had before the effective date.

Exchange of Stock Certificates and Liquidation of Fractional Shares.

Upon filing of the certificate of amendment with the Delaware Secretary of State, the outstanding certificates representing shares of ItLinkz Group common stock will be automatically converted into certificates representing shares of New Common Stock.  Every shareholder who surrenders a certificate representing shares of common stock to the transfer agent with the appropriate stock transfer fee will receive a certificate representing the appropriate number of shares of New Common Stock.  The name and address of the transfer agent for ItLinkz Group is stated above.

No Dissenters’ Rights

Under Delaware law, shareholders are not entitled to dissenters’ rights with respect to any of the transactions described in this Information Statement.

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